EXHIBIT 13(c)

                                  SUBSCRIPTION

                                                              August 1, 1997

TO:     Board of Directors
        USAA Mutual Fund, Inc.
        10750 Robert F. McDermott Freeway
        San Antonio, TX  78288

Dear Sirs:

     The undersigned hereby subscribes to 10 shares of the Science & Technology Fund and 10 shares of the First Start Growth Fund series, on August 1, 1997, with one cent par value, of USAA Mutual Fund, Inc. at a price of $10.00 per share for each Fund and agrees to pay therefore upon demand, cash in the amount of $100 to each of the named Funds.

                                         Very truly yours,

                                         USAA INVESTMENT MANAGEMENT COMPANY



                                              /S/ MICHAEL J.C. ROTH
                                             ------------------------------
                                         By:   MICHAEL J. C. ROTH
                                               President

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